Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT AND WAIVER
TO AMENDED AND RESTATED
CREDIT AGREEMENT
THIS FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of July 17, 2009 by and among NEWPARK RESOURCES, INC., a Delaware corporation (the “Borrower”), CALYON NEW YORK BRANCH, as Syndication Agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the “Documentation Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Lenders signatory hereto.
W I T N E S S E T H:
WHEREAS, Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 21, 2007 (as amended, restated or modified from time to time, the “Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms set forth in the Credit Agreement;
WHEREAS, the Borrower has requested that the Required Lenders waive certain Defaults or Events of Default under the Credit Agreement and approve certain amendments to the Credit Agreement; and
WHEREAS, pursuant to such request, the Required Lenders have consented to amend the Credit Agreement and to waive certain Defaults or Events of Default under the Credit Agreement on the terms and conditions contained herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.
SECTION 2. WAIVERS.
2.1 Financial Condition Covenants.
(a) The Borrower has notified the Lenders that it expects to be in violation of Sections 7.1(a) and (b) of the Credit Agreement, for the period of the four consecutive fiscal quarters ended on June 30, 2009, as follows: (i) the Consolidated Leverage Ratio exceeded 3.00 to 1.00 and (ii) the Consolidated Fixed Charge Ratio was less than 1.20 to 1.00.
(b) The Lenders hereby consent to the violations of the financial covenants described in paragraph (a) above of this Section 2.1, notwithstanding anything to the contrary in the Credit Agreement and hereby waive, effective as of June 30, 2009, any Default or Event of Default under Section 8(c) of the Credit Agreement that result from any such violations.

SECTION 3. AMENDMENTS.
3.1 Amendment of Section 1.1 (Defined Terms).
(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:
“Defaulting Lender”: any Revolving Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“First Amendment”: the First Amendment and Waiver to the Amended and Restated Credit Agreement dated as of July 17, 2009.
“First Amendment Effective Date”: the date on which each of the conditions to effectiveness of the First Amendment have been satisfied, in accordance with the terms of Section 4.1 of the First Amendment, which date is July 17, 2009.
(b) The definition of “ABR” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.0%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) for any reason that it is unable to ascertain the Federal Funds Effective Rate, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the definition of “Federal Funds Effective Rate” (if such rate is not published as described in the definition of said term), then the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of “Eurodollar Base Rate”, except that (x) if a given day of determination is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day of determination is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to the preceding clause (x) for the most recent Business Day preceding such day. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

(c) The definition of “Agreement” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“Agreement”: this Agreement as amended or modified from time to time.
(d) The definition of “Applicable Pricing Grid” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following (it being understood that (i) the definition of “Applicable Pricing Grid” as in effect immediately prior to the First Amendment Effective Date shall be applicable for all periods prior to the First Amendment Effective Date and (ii) the definition of “Applicable Pricing Grid” as in effect on the First Amendment Effective Date shall be applicable for all periods on and after the First Amendment Effective Date):
“Applicable Pricing Grid”: the table set forth below:

	Applicable
	Margin for	Applicable
	Eurodollar	Margin for	Commitment
Consolidated Leverage Ratio	Loans	ABR Loans	Fee Rate
Less than 2.50 to 1.00	4.00%	3.00%	0.50%
Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	4.25%	3.25%	0.50%
Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	5.00%	4.00%	0.50%
Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	6.50%	5.50%	0.50%
Equal to or greater than 4.00 to 1.00	7.50%	6.50%	0.50%

For the purposes of the Applicable Pricing Grid, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph; provided that, notwithstanding anything herein to the contrary, beginning on the First Amendment Effective Date and until but not including the first Adjustment Date following September 30, 2009, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.
(e) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by:
(i) Replacing the word “and” immediately prior to clause (f) thereof with a comma; and
(ii) Inserting the following new clauses (g), (h) and (i):
(g) any accruals in respect of abandoned leases, minus actual cash payments made in respect of such leases, during such period, (h) for any period ending on or prior to December 31, 2009, any non-cash expenses relating to the write-down or write-off of accounts receivables that existed as of June 30, 2009, provided, that, the aggregate amount of expenses added back under this clause (h) shall not exceed $5,000,000, and (i) for any period ending on or prior to December 31, 2009, any write-down or write-off of inventory that existed as of June 30, 2009, provided, that, the aggregate amount added back under this clause (i) shall not exceed $10,000,000.
(f) The definition of “Reinvestment Event” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Asset sale or”.
(g) The definition of “Reinvestment Notice” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “an Asset sale or” and replacing it with the word “a”.
3.2 Amendment of Section 2.4 (Revolving Credit Commitments). Section 2.4 of the Credit Agreement is hereby amended by adding the following paragraph (d):
(d) Notwithstanding the foregoing, effective as of the First Amendment Effective Date, the Borrower has reduced the Total Revolving Commitments to $150,000,000 in accordance with Section 2.7.

3.3 Amendment of Section 2.9 (Mandatory Prepayments).
(a) Section 2.9(b) of the Credit Agreement is hereby amended by (i) inserting the phrase “(i)” at the beginning thereof, (ii) deleting the phrase “Asset Sale or” and (iii) inserting the following clause at the end thereof:
and (ii) if on any date any Group Member shall receive Net Cash Proceeds from any Disposition pursuant to Section 7.5(f), then such Net Cash Proceeds shall be applied on such date first toward the prepayment of the Term Loans as set forth in Section 2.9(c) and second, after repayment in full of all Term Loans, to reduce the Revolving Loans then outstanding (with a corresponding permanent reduction in the Revolving Commitments).
(b) Section 2.9(c) of the Credit Agreement is hereby amended by inserting the phrase “or Section 2.15(c), as applicable” at the end thereof.
3.4 Amendment to Section 2.20 (Replacement of Lenders). Section 2.20 of the Credit Agreement is hereby amended by (i) deleting clause (b) in the second line thereof and replacing it with the phrase “(b) becomes a Defaulting Lender,” and (ii) inserting the following phrase at the end of clause (vi) thereof: “(and if an interest in obligations and rights under and in respect of a Letter of Credit is being assigned, such replacement financial institution shall be reasonably satisfactory to the Issuing Lender)”.
3.5 Amendment to Section 2 (Amount and Terms of Commitments). Section 2 of the Credit Agreement is hereby amended by inserting the following new Section 2.22 at the end of such Section:
2.22 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(a) if any L/C Obligations exist at the time a Revolving Lender becomes a Defaulting Lender then:
(i) the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s Revolving Percentage of the L/C Obligations in accordance with the procedures set forth in Section 8 for so long as such L/C Obligations remain outstanding;
(ii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of the L/C Obligations pursuant to this Section 2.22(a), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of the L/C Obligations during the period such Defaulting Lender’s Revolving Percentage of the L/C Obligations is cash collateralized; and
(iii) if any Defaulting Lender’s Revolving Percentage of the L/C Obligations is not cash collateralized pursuant to this Section 2.22(a), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender pursuant to Section 2.6(a) and 3.3 shall be payable to the Issuing Lender until such Defaulting Lender’s Revolving Percentage of the L/C Obligations is cash collateralized; and
(b) so long as any Revolving Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by cash collateral provided by the Borrower in accordance with Section 2.22(a).

3.6 Amendment of Section 7.1 (Financial Condition Covenants). Section 7.1 of the Credit Agreement is hereby amended by deleting paragraphs (a) and (b) in their entirety and replacing them with the following:
(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio

FQ3 2009	4.50:1.00
FQ4 2009	4.00:1.00
FQ1 2010	3.50:1.00
FQ2 2010 and thereafter	3.00:1.00
Notwithstanding anything contained herein to the contrary, solely for the purpose of calculating the Consolidated Leverage Ratio as at the last day of the four consecutive fiscal quarters of the Borrower ending on each of (i) September 30, 2009, (ii) December 31, 2009 and (iii) March 31, 2010, Consolidated EBITDA shall equal, respectively, (a) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on September 30, 2009 multiplied by 4, (b) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on December 31, 2009 multiplied by 2, and (c) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on March 31, 2010 multiplied by 4/3.
(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio

FQ3 2009	0.80:1.00
FQ4 2009	0.90:1.00
FQ1 2010	1.00:1.00
FQ2 2010	1.10:1.00
FQ3 2010 and thereafter	1.20:1.00
Notwithstanding anything contained herein to the contrary for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio:
(i) from the First Amendment Effective Date until and including June 30, 2010, the scheduled amortization on the Term Loans shall be deemed to be paid in four equal quarterly installments of $2,500,000 each, notwithstanding the fact that such Term Loans shall actually mature in annual installments of $10,000,000 pursuant to Section 2.3;
(ii) as at the last day of the four consecutive fiscal quarters of the Borrower ending on each of (x) September 30, 2009, (y) December 31, 2009 and (z) March 31, 2010, Consolidated EBITDA shall equal, respectively, (A) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on September 30, 2009 multiplied by 4, (B) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on December 31, 2009 multiplied by 2, and (C) Consolidated EBITDA for the period beginning on July 1, 2009 and ending on March 31, 2010, multiplied by 4/3, with the calculation of Capital Expenditure (to be deducted from Consolidated EBITDA) in the case of each of said three periods, being calculated using the same methodology as set forth in this clause for the calculation of Consolidated EBITDA; and

(iii) as at the last day of the four consecutive fiscal quarters of the Borrower ending on each of (A) September 30, 2009, (B) December 31, 2009 and (C) March 31, 2010, Consolidated Fixed Charges shall equal, respectively, (x) Consolidated Fixed Charges for the period beginning on July 1, 2009 and ending on September 30, 2009 multiplied by 4, (y) Consolidated Fixed Charges for the period beginning on July 1, 2009 and ending on December 31, 2009 multiplied by 2, and (z) Consolidated Fixed Charges for the period beginning on July 1, 2009 and ending on March 31, 2010, multiplied by 4/3.
3.7 Amendment of Section 7.5 (Disposition of Property). Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the “lead-in” clause of Section 7.5 in its entirety and replacing it with the following:
7.5 Disposition of Property. Dispose of any of its property whether now owned or hereafter acquired (other than treasury stock of the Borrower (i) issued pursuant to any employee or director benefit plan approved by the shareholders of Borrower or (ii) to the extent Regulation U would be violated by restrictions under this Section 7.5) or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
(ii) deleting the phrase “and” at the end of paragraph (e) thereof; (iii) replacing the period at the end of paragraph (f) thereof with the phrase “; and” and relettering said paragraph as paragraph (g); and (iv) inserting the following new paragraph (f) immediately prior to said relettered paragraph (g):
(f) the Disposition of other property, provided, that, any Disposition made pursuant to this paragraph (f) shall be for 100% cash consideration and made at fair market value and the Net Cash Proceeds thereof shall be applied to prepay the Term Loans and reduce the Revolving Loans (with a corresponding reduction in the Revolving Commitments) as set forth in Section 2.9(b), and provided, further that this paragraph (f) shall not limit Borrower’s ability to dispose of any property pursuant to any other paragraph of this Section 7.5 and in the case of paragraph (g) of this Section 7.5, to retain the proceeds thereof in accordance with said paragraph (g); and
3.8 Amendment of Section 10.1 (Amendments and Waivers). Section 10.1 of the Credit Agreement is hereby amended by (i) deleting the phrase “or” immediately prior to clause (vii) thereof, (ii) replacing the period at the end of clause (vii) thereof with the phrase “; or” and (iii) inserting the following clause (viii) thereafter: “(viii) amend, modify or waive any provision of Section 2.22 without the written consent of the Administrative Agent and Issuing Lender.”
SECTION 4. MISCELLANEOUS.
4.1 Conditions to Effectiveness. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which:
(a) First Amendment. The Administrative Agent shall have received this First Amendment, executed and delivered by a duly authorized officer of each of the Borrower and the Required Lenders.
(b) Acknowledgment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of the Borrower and each other Loan Party.

(c) Payment of Fees, Expenses. The Borrower shall have paid all fees and expenses as required pursuant to Section 4.7 of this First Amendment or otherwise, including all reasonable fees and expenses of Simpson Thacher & Bartlett LLP to the extent then invoiced.
(d) Reduction of Revolving Commitments. Pursuant to Section 2.7 of the Credit Agreement, the Borrower shall have given irrevocable notice of its intention to reduce the Total Revolving Commitments in accordance with Section 3.2 of this First Amendment.
4.2 Representation and Warranties; After giving effect to the amendments contained herein, on the First Amendment Effective Date the Borrower hereby confirms that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties specifically refer to an earlier date); provided that each reference in such Section 4 to “this Agreement” shall be deemed to include this First Amendment and the Credit Agreement, as amended by this First Amendment.
4.3 Continuing Effect; No Other Waivers or Amendments. This First Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.
4.4 Amended Agreement. For the avoidance of doubt, from and after the First Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and in the other Loan Documents shall mean the Credit Agreement as amended by this First Amendment.
4.5 No Default. No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date after giving effect to this First Amendment.
4.6 Counterparts. This First Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.7 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The Borrower also agrees to pay to each Lender which consents to this First Amendment (by delivering to the Administrative Agent an executed counterpart hereof) by the specified consent deadline an amendment fee equal to 0.50% of the sum of such Lender’s outstanding Term Loans and Revolving Commitments (after giving effect to the reduction of the Revolving Commitments as set forth in Section 3.2 hereof), which amendment fee shall be payable on the First Amendment Effective Date.
4.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

NEWPARK RESOURCES, INC.
By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	VP & CFO
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007

JP Morgan Chase Bank, N.A.

By:	/s/ Edward K. Bowdon

	Name:	Edward K. Bowdon
	Title:	Vice President
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007

BANK OF AMERICA N.A.

By:	/s/ Julie Castano

	Name:	Julie Castano
	Title:	Vice President
[Signature page to First Amendment]

Calyon New York Branch
By:	/s/ David Gurghigian
	Name:	David Gurghigian
	Title:	Managing Director

By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Managing Director
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007

Capital One Bank, N.A.

[Lender]

By:	/s/ Don Backer

	Name:	Don Backer
	Title:	Senior Vice President
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007

COMERICA BANK

[Lender]

By:	/s/ Cyd Dillahunty

	Name:	Cyd Dillahunty
	Title:	Vice President
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007
Mizuho Corporate Bank, Ltd.

By:	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Vice President
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007
Trustmark National Bank

[Lender]

By:	/s/ Mike Oaks
	Name:	Mike Oaks
	Title:	SVP
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007
Wells Fargo Bank, N.A.

By:	/s/ Donald W. Herrick, Jr.
	Name:	Donald W. Herrick, Jr.
	Title:	Vice President
[Signature page to First Amendment]

First Amendment and Waiver dated as of July 17, 2009 to the Newpark Resources, Inc. Amended and Restated Credit Agreement dated as of December 21, 2007
Whitney National Bank

By:	/s/ Mark McCullough
	Name:	Mark McCullough
	Title:	Vice President
[Signature page to First Amendment]

EXHIBIT A
FORM OF ACKNOWLEDGMENT AND CONFIRMATION
1. Reference is made to the First Amendment and Waiver to the Amended and Restated Credit Agreement, dated as of July 17, 2009 (the “First Amendment”), amending that certain Amended and Restated Credit Agreement, dated as of December 21, 2007 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEWPARK RESOURCES, INC., a Delaware corporation (the “Borrower”), CALYON NEW YORK BRANCH, as Syndication Agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the “Documentation Agent”), JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), and the other Lenders signatory thereto.
2. The Credit Agreement is being amended pursuant to the First Amendment. Each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party:
(a) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to the First Amendment;
(b) except for (i) dispositions of property permitted by the Loan Documents and (ii) as approved or consented to by the Lenders prior to the date hereof, all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the First Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents;
(c) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the parties hereto in accordance with the Credit Agreement and the other Loan Documents, and each of parties hereto unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the “First Amendment Effective Date” (as said term is defined therein), including, without limitation, any claim or defense based on any right of set off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.
3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of July 17, 2009.

NEWPARK RESOURCES, INC.
DURA-BASE NEVADA, INC.,
EXCALIBAR MINERALS LLC,
NEWPARK TEXAS, L.L.C.,
NEWPARK DRILLING FLUIDS LLC,
NEWPARK MATS & INTEGRATED SERVICES LLC
NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
NEWPARK ENVIRONMENTAL SERVICES LLC
NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC
BATSON MILL LLC
NEWPARK DRILLING FLUIDS INTERNATIONAL LLC
NEWPARK DRILLING FLUIDS PERSONNEL SERVICES LLC

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	VP
[Signature Page to Exhibit A to Amendment]